Exhibit 10.37

INDEMNIFICATION AGREEMENT

This Agreement made and entered into [                            ], [        ] (“Agreement”), by and between SJW Corp., a California corporation (the “Company”), and [                    ] (the “Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any to the Company’s Articles of Incorporation or Bylaws, or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company and Indemnitee desire to enter into this Agreement in order for Indemnitee to rely upon the rights afforded under this Agreement in accepting and continuing in Indemnitee’s position as a officer of the Company;

WHEREAS, this Agreement is a supplement to and in furtherance of the Company’s Articles of Incorporation and Bylaws and any resolutions adopted pursuant thereto and shall not be deemed a substitute thereof, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions, and of the Articles of Incorporation and Bylaws of the Company, and the vagaries of public policy, are too uncertain to provide the officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and Indemnitee’s agreement to continue to serve the Company after the date hereof, the sufficiency of which is hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Change in Control” shall be deemed to have occurred upon of any of the following events:

(i) The acquisition, directly or indirectly, by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a person that directly or indirectly controls, is controlled by, or is under, control with the Company or an employee benefit plan maintained by the Company or such person, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities;

(ii) A merger, recapitalization, consolidation, or other similar transaction to which the Company is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately before the transaction;

(iii) A sale, transfer or disposition of all or substantially all of the Company’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Company’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately before the transaction;

(iv) A merger, recapitalization, consolidation or other transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets if, in either case, the members of the Company’s Board of Directors immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the Company’s Board of Directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(v) A change in the composition of the Company’s Board of Directors over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

provided, however, that no Change in Control shall be deemed to occur for purposes of this Plan if the result of the transaction is to give more ownership or control of the Company to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Company’s outstanding securities as of January 27, 2010.

(b) “Corporate Status” describes the status of a person who is serving or has served (including prior to the date of this Agreement) (i) as an officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company or the participants or beneficiaries of any employee benefit plan of the Company, including as a deemed fiduciary thereto, or (iii) as a director, manager, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(b), an officer of the Company who is serving or has served as a director, manager, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

(c) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(d) “Expenses” shall mean all fees, costs and expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 8 and 9(c) of this Agreement), reasonable fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party, appeal bonds, court costs, transcript costs, reasonable fees of experts, reasonable travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(e) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(b) below.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above.

(g) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement. For purpose of this Section 1(g), excise taxes and fines shall include any excise tax and penalties assessed on Indemnitee with respect to an employee benefit plan of the Company or its Subsidiaries.

(h) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 9 below to enforce Indemnitee’s rights hereunder, and whether instituted by a governmental agency, the Company, the Board of Directors of the Company or any committee thereof or any other party.

(i) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interest of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interest of such Entity.

2. Services of Indemnitee. This Agreement shall not be deemed to constitute an agreement of employment nor shall it impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

(a) The Company shall indemnify the Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation or Bylaws as now or hereafter in effect, or by statute. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in other Sections of this Agreement.

(b) If Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(c) If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

(d) To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits, in any Proceeding, Indemnitee shall be indemnified against all Indemnifiable Expenses.

(e) If Indemnitee is not wholly successful in such Proceeding but is successful on the merits as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Indemnifiable Expenses incurred or paid by Indemnitee in connection with each successfully resolved claim, issue or matter.

4. Exceptions to Indemnification. Indemnitee shall not be entitled to indemnification under Section 3 above in the following circumstances:

(a) If indemnification is requested under Section 3(b) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3(c) and

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

(c) On account of any Proceeding pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), in which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b).

(d) As provided in Section 18 below.

5. Procedures for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four

(4) methods, which shall be at the election of Indemnitee: (1) by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (2) if such quorum is not obtainable, by Independent Counsel in a written opinion, (3) by the shareholders (within the meaning of Section 153 of the California Corporations Code), with the shares owned by Indemnitee not being entitled to vote thereon or (4) by the court in which the proceeding is, or was pending upon application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Company.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors). Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(f) above, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the state courts of the State of California or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) If the directors who are not parties to such proceeding or the shareholders are selected under Section 5 to determine whether Indemnitee is entitled to indemnification and they shall not have made a determination within one hundred eighty (180) days after any judgment, order, settlement, dismissal, award, conviction, or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Indemnitee’s entitlement to indemnification, then the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(e) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

6. Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a) In making any determination concerning Indemnitee’s right to indemnification, the person making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 5(a) above, and anyone seeking to overcome this presumption shall have the burden of proof and burden of persuasion, by clear and convincing evidence.

(b) Subject to Section 7(b) below, the termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provision of this Section 6(c) is satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d) For purposes of this Agreement, Indemnitee will be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, if any action, claim, suit or Proceeding is disposed of without (i) an adverse to judgment against Indemnitee (including, without limitation, a settlement of such Proceeding, or claim, issue or matter therein, with or without payment of money or other consideration), (ii) an adjudication that Indemnitee was liable to the Company, or (iii) a plea of guilty or nolo contendere by Indemnitee.

7. Notification and Defense of Proceedings. If any Proceeding is brought against Indemnitee in respect of which indemnity may be sought under this Agreement:

(a) Indemnitee will promptly notify the Company in writing of the commencement thereof, and the Company will be entitled to participate therein at its own expense or to assume the defense thereof and to engage counsel reasonably satisfactory to Indemnitee; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from indemnification hereunder unless the Company’s ability to defend against such Proceeding is materially and adversely prejudiced thereby. The assumption of the defense of any Proceeding by the Company in accordance with this Section 7(a) shall not create a presumption that the Indemnitee is entitled to indemnification hereunder. Indemnitee shall have the right to engage his or her own counsel in connection with any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the Company shall not have assumed the defense of the Proceeding and employed counsel for such defense, or (ii) the named parties to any such action (including any impleaded parties) include both Indemnitee and the Company, and Indemnitee shall have reasonably concluded that joint representation may be inappropriate under applicable standards of professional conduct due to an actual or potential material conflict of interest between Indemnitee and the Company, in either of which events the reasonable fees and expenses of such counsel to Indemnitee shall be borne by the Company and advanced in accordance with Section 8.

(b) The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, and the Company shall not settle any Proceeding in a manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of the Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

8. Advancement of Expenses.

(a) Advancement of Expenses. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding (including any appeal thereof), as the same are incurred. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. The Company shall make all such advances without regard to Indemnitee’s financial ability to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement. All amounts advanced to the Indemnitee pursuant to this Section 8 shall be without interest. Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses. This Agreement shall constitute any required undertaking and no other form of undertaking shall be required.

(b) Procedures for Advancement of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks advancement under this Section 8, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the Company’s receipt of such request and receipt of the documentation described above.

9. Remedies of Indemnitee.

(a) Right to Petition Court. In the event that (i) Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Section 8 above and (ii) the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition an appropriate court in the State of California to enforce the Company’s obligations under this Agreement. The Company hereby consents to service of process and to appear in such proceedings. In the event that the Company fails to make payment of an Indemnifiable Amount or a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9(a) shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination.

(b) Burden of Proof. In any judicial proceeding brought under Section 9(a) above, the Company shall have the burden of proof and burden of persuasion, by clear and convincing evidence, that Indemnitee is not entitled to payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder.

(c) Expenses. The Company agrees to indemnify Indemnitee against any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 9(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith and to advance Expenses incurred by Indemnitee with respect to such action; provided, however, if a court determines that Indemnitee’s petition under Section 9(a) above was made in bad faith or its claims in the petition were frivolous, then the Company shall not have an obligation to indemnify Indemnitee for such Expenses and Indemnitee shall reimburse the Company for such Expenses advanced under this Section 9(c).

(d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 9(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, Independent Counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 9(a) above, and shall not create a presumption that such payment or advancement is not permissible.

(f) Access to Information. Indemnitee shall be entitled to access such information in the possession of the Company as may be reasonably necessary to enforce Indemnitee’s rights under this Agreement.

(g) Specific Enforcement. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of a bond or undertaking.

10. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

11. Insurance.

(a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an officer of the Company, the Company shall use commercially reasonable efforts to cause to be maintained in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) Notice of Proceedings. If, at the time of the receipt of a notice of a Proceeding pursuant to Section 7(a) of this Agreement, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Tail D&O Insurance. In the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance in respect of Indemnitee, for a period of six (6) years thereafter. All such insurance policies obtained following such Change in Control shall be procured by the insurance broker of the Company prior to the Change of Control.

12. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Bylaws or Articles of Incorporation, any insurance policy purchased or maintained by the Indemnitee or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as an officer of the Company. The right to be indemnified or to receive advancement of Indemnifiable Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

13. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee or (ii) any insurance policy purchased or maintained by Indemnitee.

15. Change in Law. To the extent that a change in California law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Articles of Incorporation and Bylaws of the Company and this

Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent. In the event of any change in California law (whether by statute or judicial decision) which narrows the right of a California corporation to indemnify a member of its Board of Directors, an officer, or other corporate agent, such changes, to the extent not required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

16. Contribution.

(a) Whether or not the indemnification provided in Section 3 of this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

18. Indemnitee as Plaintiff. Except as provided in Section 5(c) and Section 9(a) above and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless (a) the Company has consented to the initiation of such Proceeding or (b) after a Change in Control, the Independent Counsel has approved the initiation of such Proceeding. This Section 18 shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

19. Modifications and Waiver. Except as provided in Section 3(a) and Section 14 above with respect to changes in California law that broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:

            [                    ]

            [                    ]

            [                    ]

            [                    ]

If to the Company, to:

            SJW Corp.

            110 West Taylor Street

            San Jose CA 95110

            Attention: Chief Executive Officer

with a copy to:

            SJW Corp.

            110 West Taylor Street

            San Jose CA 95110

            Attention: Corporate Secretary

or to such other address as may have been furnished in the same manner by any party to the others.

21. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of California without giving effect to the provisions thereof relating to conflicts of law.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

23. Entire Agreement. This Agreement and the documents expressly referred to herein constitutes the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

24. No Third Party Beneficiaries. No parties other than Indemnitee or the Company (and their successors and assigns as provided in Section 13 above) are entitled to rely upon this Agreement and enforce the Company’s or Indemnitee’s obligations hereunder.

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SJW CORP.

By:
Name:
Title:

INDEMNITEE

[Name]

[Signature Page to Indemnification Agreement]